                                                                    EXHIBIT 12.1

                          CHANCELLOR MEDIA CORPORATION

         COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS
                                 (IN THOUSANDS)

                                                                                                                  PRO FORMA
                                                                                       ACTUAL SIX   ACTUAL SIX     COMBINED
                                                                                         MONTHS       MONTHS         YEAR
                                                YEAR ENDED DECEMBER 31,                  ENDED        ENDED         ENDED
                                   -------------------------------------------------    JUNE 30,     JUNE 30,    DECEMBER 31,
                                    1992       1993      1994      1995       1996        1996         1997          1996
                                   -------   --------   -------   -------   --------   ----------   ----------   ------------
Earnings:
  Income (loss) before income
    taxes........................  $(4,989)  $(20,749)  $    39   $(5,658)  $(19,090)   $(20,200)    $ 8,118      $(213,486)
  Fixed charges..................   11,030     15,086    15,252    20,854     40,461      20,124      24,413        235,506
                                   -------   --------   -------   -------   --------    --------     -------      ---------
  Less: Dividends on preferred
    stock of subsidiary..........       --         --        --        --         --          --          --        (59,077)
                                   -------   --------   -------   -------   --------    --------     -------      ---------
  Earnings as adjusted(A)........    6,041     (5,663)   15,291    15,196     21,371         (76)     32,531        (37,057)
                                   =======   ========   =======   =======   ========    ========     =======      =========
Fixed Charges:
  Interest expense...............   10,112     13,878    13,809    19,199     37,527      19,039      22,741      $ 171,326
  Amortization of deferred
    financing costs..............      398        728       712       631      1,113         316         590          1,113
  Dividends on preferred stock of
    subsidiary(1)................       --         --        --        --         --          --          --         59,077
  Rents under leases
    representative of an interest
    factor(2)....................      520        480       731     1,024      1,821         769       1,082          3,990
                                   -------   --------   -------   -------   --------    --------     -------      ---------
Fixed charges as adjusted........   11,030     15,086    15,252    20,854     40,461      20,124      24,413        235,506
Preferred stock dividends(1).....    1,140      7,317     7,431     7,431      5,877       3,715       1,075         39,492
                                   -------   --------   -------   -------   --------    --------     -------      ---------
Total fixed charges and preferred
  stock dividends(B).............   12,170     22,403    22,683    28,285     46,338      23,839      25,488        274,998
                                   =======   ========   =======   =======   ========    ========     =======      =========
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends (A) divided by
  (B)............................       --         --        --        --         --          --        1.28             --
Deficiency of earnings to
  combined fixed charges and
  preferred stock dividends (B)
  minus (A)......................  $ 6,129   $ 28,066   $ 7,392   $13,089   $ 24,967    $ 23,915     $    --      $ 312,055

                                   PRO FORMA
                                    COMBINED
                                   SIX MONTHS
                                     ENDED
                                    JUNE 30,
                                      1997
                                   ----------
Earnings:
  Income (loss) before income
    taxes........................   $(81,934)
  Fixed charges..................    118,679
                                    --------
  Less: Dividends on preferred
    stock of subsidiary..........    (30,194)
                                    --------
  Earnings as adjusted(A)........      6,551
                                    ========
Fixed Charges:
  Interest expense...............   $ 85,847
  Amortization of deferred
    financing costs..............        558
  Dividends on preferred stock of
    subsidiary(1)................     30,194
  Rents under leases
    representative of an interest
    factor(2)....................      2,080
                                    --------
Fixed charges as adjusted........    118,679
Preferred stock dividends(1).....     19,748
                                    --------
Total fixed charges and preferred
  stock dividends(B).............    138,427
                                    ========
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends (A) divided by
  (B)............................         --
Deficiency of earnings to
  combined fixed charges and
  preferred stock dividends (B)
  minus (A)......................   $131,876

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(1) Represents pretax earnings required to cover preferred stock dividends.

(2) Management of Chancellor Media believes approximately one-third of rental and lease expense is representative of the interest component of rent expense.